SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant     ☒      Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to Rule 14a-12

FLIGHT SAFETY TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Letter to Stockholders Notice of 2007 Annual Meeting Proxy Statement 2007 Annual Report on Form 10-KSB • Business • Management's Discussion and Analysis • Consolidated Financial Statements

October 1, 2007

Dear Fellow Shareholders:

It is with both sadness and confident anticipation in our future that I address you in my last letter as Chairman.

As we enter our eleventh year, we are building on a firm foundation based on our AWSM™, SOCRATES®, UNICORN™ and TIICM™ technologies that are focused on solving the cogent problems of aviation safety, security and capacity enhancement.

I especially wish to thank my colleagues Frank Rees, Jack Kemper, and Senator Larry Pressler who are joining me in retiring from the Board. It is with great confidence that we pass the baton to the incoming team led by Captain Bill Cotton and Dr. Neal Fine, as well as our distinguished independent directors Wes Cummins, James Schwartz, Ken Wood and Joe Luca.

I can assure you that this team is dedicated to achieving the growth and shareholder value that we all look forward to.

Very truly yours,

Samuel A. Kovnat
Chairman & CEO

*******************************************************************************

Preliminary Note: Cautionary Statement Pursuant to Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995:

     Except for the historical information presented in this document, the matters discussed in this Letter to Stockholders or otherwise incorporated by reference into this document, contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as "believes", "plans", "intend", "scheduled", "potential", "continue", "estimates", "hopes", "goal", "objective", expects", "may", "will", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by us. We caution you that no statements contained in this Letter to Stockholders should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, which include risks and uncertainties associated with, among other things, the outcome of pending class action litigation alleging violations of federal securities laws, the outcome of Massachusetts federal district court litigation initiated by Analogic Corporation concerning our TIICM™ technology, whether the government will implement WVAS at all or with the inclusion of a SOCRATES® wake vortex sensor, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, availability of capital to fund operations, research and development, fluctuations in operating results, and these and other risks are discussed in the "Known Trends, Risks and Uncertainties" in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of our 2007 Annual Report on Form 10-KSB for our fiscal year ending May 31, 2007. The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and, except as required by law, we assume no obligation to update this information whether as a result of new information, future events or otherwise. Readers are urged to carefully review and consider the various disclosures made by us in our 2007 Annual Report on Form 10-KSB for our fiscal year ending May 31, 2007 and in our other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

28 Cottrell Street
Mystic, Connecticut 06355

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are hereby notified that the 2007 annual shareholder meeting of Flight Safety Technologies, Inc. will be held as follows:
TIME	11:00 a.m. on Friday, November 9, 2007
PLACE	Mystic Marriott Hotel and Spa Groton, Connecticut (U.S.A.)
ITEMS OF BUSINESS	(1) To elect six members to the Board of Directors.
(2) To amend the Company's 2005 Stock Incentive Plan with respect to certain provisions of the plan regarding termination of options upon retirement or resignation.
(3) To ratify the Audit and Finance Committee's appointment of Wolf & Company, P.C. as Flight Safety Technologies, Inc.'s independent auditors.
(4) To conduct such other business as may properly come before the annual meeting.
RECORD DATE	You are entitled to vote at the annual meeting and at any adjournments thereof if you were a stockholder at the close of business on Wednesday, September 26, 2007.
ANNUAL MEETING ADMISSION	No admission tickets are required. The annual meeting will begin promptly at 11 a.m. In order to avoid any disruption for those in attendance, late comers will not be seated.
VOTING BY PROXY

Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card.

By Order of the Board

C. Robert Knight
General Counsel, Vice President of Administration, Secretary

This proxy statement and accompanying proxy card are being distributed on or about October 11, 2007.

2007 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
TABLE OF CONTENTS Page
Questions and Answers About the Proxy Materials and the Annual Meeting	Iii
Proxy Statement	1
Solicitation and Voting	1
Stockholders Entitled to Vote	1
Broker Non-Votes	1
Solicitation of Proxies	1
Voting of Proxies	2
Vote by Internet	2
Vote by Phone	2
Vote by Mail	2
Revocability of Proxies	2
List of Stockholders	2
Corporate Governance Matters	2
Director Independence	3
Audit Committee Financial Experts	3
Code of Business Ethics	3
Executive Sessions of Independent Directors	3
Nomination of Director Candidates	3
Meetings and Committees of the Board of Directors	4
The Finance and Audit Committee	5
The Compensation Committee	6
Nominating and Governance Committee	6
Executive Committee	6
Compliance, Disclosure and Ethics Oversight Committee	7
Stockholder Communications to the Board	7
Stock Ownership	7
Directors, Executive Officers and Beneficial Owners	7
Section 16(a) Beneficial Ownership Reporting Compliance	9
Compensation of Executive Officers and Directors	10
Executive Officers	10
Named Executive Officers Who Are Not Directors	10
Executive Compensation	11
Compensation Discussion and Analysis	12
Compensation of Directors	13
Proposal No. 1 - Election of Directors	14
Nominees for Directors	14
Vote Required and Board of Directors' Recommendation	17

i

TABLE OF CONTENTS

(Continued) Page
Proposal No. 2 - Amendment and Restatement of 2005 Stock Incentive Plan	17
Amendment to Extend the Termination Date of Options Upon Retirement of Employees or Resignation of Directors	17
Summary of the 2005 Stock Incentive Plan	18
New Plan Benefits	20
Vote Required and Board of Directors Recommendation	21
Proposal No. 3 - Ratification of Appointment of Independent Auditors	22
Audit and Related Fees	22
Annual Independence Discussions	22
Vote Required and Board of Directors' Recommendation	22
Report of the Finance and Audit Committee	24
Stockholder Proposals to Be Presented at Next Annual Meeting	25
Transaction of Other Business	25

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE 2007 ANNUAL MEETING OF
FLIGHT SAFETY TECHNOLOGIES, INC.
Q. A.

Why am I receiving these materials?

Flight Safety Technologies' Board of Directors (the "Board") is providing these proxy materials for you in connection with Flight Safety Technologies' annual meeting of stockholders, which will take place on November 9, 2007. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q. A.

What information is contained in these materials?

The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Flight Safety Technologies' 2007 Annual Report for its fiscal year ended May 31, 2007 and audited financials statements, proxy card and return envelope are also enclosed.

Q. A.

What proposals will be voted on at the annual meeting?

There are three proposals scheduled to be voted on at the annual meeting:
•    the election of directors for a 1-year term;
•    amendment of the 2005 Stock Incentive Plan to extend the termination date of options upon retirement of employees or resignation of directors;
•    the ratification of the Audit and Finance Committee's appointment of Wolf & Company, P.C. as Flight Safety Technologies' independent auditors.

Q. A.	What is Flight Safety Technologies' voting recommendation? The Board recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" all other proposals.
Q. A.

What shares owned by me can be voted?

All shares owned by you as of the close of business on September 26, 2007 (the "Record Date") may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q. A.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders are classified as beneficial owners because they hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Pacific Stock Transfer Company, these proxy materials are being sent directly to you and you have the right to grant your voting proxy directly to Flight Safety Technologies, Inc. or to vote in person at the annual meeting. We have enclosed a proxy card for you to use. You may also vote by Internet or by telephone as described on the proxy card.

Beneficial Owner. If you are considered the beneficial owner of shares, these proxy materials are being forwarded to you by your broker or nominee and you have the right to direct your broker on how to vote. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also vote by Internet or by telephone as described on the proxy card.
Q. A.

How can I vote my shares in person at the annual meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, We recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

If you are a beneficial owner, you only may vote in person if you obtain a signed proxy from the record holder giving you the right to vote the shares and submit it to us at the annual meeting.

Q. A.

Can I change my vote?

You may change your vote at any time prior to the vote at the annual meeting. You may accomplish this by entering a new vote by Internet or telephone or by granting a new proxy card or new voting instruction card bearing a later date (which automatically revokes the earlier proxy instructions) or, if you are a record stockholder, by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q. A.

How are votes counted?

In the election of directors, you may vote "FOR" all or any of the nominees, your vote may be "WITHHELD" with respect to one or more of the nominees or you may ABSTAIN. For the remaining proposals, you may vote "FOR", "AGAINST" or "ABSTAIN". Abstaining votes will be counted as present for purposes of determining the presence of a quorum but will have no effect on the vote. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Q. A.

What is the voting requirement to approve each of the proposals?

In the election for directors, the six persons receiving the highest number of "FOR" votes will be elected. The other proposals require the affirmative "FOR" vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in "What is the quorum requirement for the annual meeting?" herein. In tabulating the voting result for any particular proposal, shares which constitute broker non-votes are not considered entitled to vote.

Q. A.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q. A.	How can I obtain an admission ticket for the annual meeting? We are not requiring admission tickets this year.
Q. A.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2008.

Q. A.

What happens if additional proposals are presented at the annual meeting?

Other than the three proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Samuel A. Kovnat, our Chairman of the Board and Chief Executive Officer, and William B. Cotton, our President, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting.

Q. A.

What shares are entitled to be voted?

Each share of our common stock outstanding as of the close of business on September 26, 2007, the Record Date, is entitled to one vote at the annual meeting. On the Record Date, we had 8,265,210 shares of common stock issued and outstanding.

v

Q. A.

What is the quorum requirement for the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q. A.	Who will count the vote? A representative of Broadridge Financial Solutions ("Broadridge") will tabulate the votes.
Q. A.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Flight Safety Technologies or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

Q. A.

Who will bear the cost of soliciting votes for the annual meeting?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have retained the services of Broadridge to aid in the solicitation of proxies. We estimate that we will pay a fee of approximately $22,000 for its services. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q. A.

How may I propose actions for next year's annual meeting of stockholders?

You may submit proposals for consideration at future annual stockholder meetings. To be timely for next year's annual meeting, the recommendation must be delivered to the Corporate Secretary no sooner than 120 days and no later than 90 days prior to the first anniversary of this Annual Meeting. Such proposals will need to comply with the SEC's regulations regarding the inclusion of stockholder proposals in Flight Safety Technologies-sponsored proxy materials. The Nominating and Governance Committee will consider properly submitted stockholder proposals, including recommendations of candidates to our Board. Any such stockholder recommendation must include the candidate's name and qualifications for Board membership, the candidate's age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law. In addition, the recommendation must include the stockholder's name, address and the number of shares beneficially owned and the period they have been held. Such stockholder recommendations must be submitted in the same time and manner as any stockholder proposal as described above.

28 Cottrell Street
Mystic, Connecticut 06355

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Flight Safety Technologies, Inc. (hereinafter referred to as "we", "us", "our" or "Company"), a Nevada corporation, to the holders of our issued and outstanding common stock for use at our annual meeting of stockholders to be held on November 9, 2007. These proxy solicitation materials and our Annual Report to Stockholders for our fiscal year ended May 31, 2007, including financial statements (on Form 10-KSB) are being mailed to our stockholders on or about October 11, 2007. Our principal office is located at 28 Cottrell Street, Mystic, Connecticut, 06355.

SOLICITATION AND VOTING

Stockholders Entitled to Vote. Holders of our common stock as of the close of business on September 26, 2007 will be entitled to vote at the meeting and any adjournment thereof. As of that time, we had 8,265,210 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by him or her. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in "street name") but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors.

Solicitation of Proxies. We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of all of the following Proposals.

Vote by Internet. All stockholders may use the Internet to transmit their voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the meeting date. The website for Internet voting is www.proxyvote.com.

Vote by Phone. All stockholders may also use any touch-tone telephone to transmit their voting instructions up until 11:59 p.m. Eastern time the day before the meeting date. The toll-free number is located on your proxy card.

Vote by Mail. All stockholders may vote by mail. Simply mark, sign, and date your proxy card and return it in the postage-prepaid envelope we have provided or return it to Flight Safety Technologies, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Revocability of Proxies. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of Flight Safety Technologies, Inc., a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. If you are a beneficial owner, you only may vote in person if you obtain a signed proxy from the record holder giving you the right to vote the shares and submit it to us at the annual meeting.

List of Stockholders. The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior for any purpose germane to the meeting between the hours of 8:45 a.m. and 4:30 p.m., at our principal office at 28 Cottrell Street, Mystic, CT 06355.

CORPORATE GOVERNANCE MATTERS

We are committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. Our Committee Charters, Code of Business Ethics, Insider Trading Policy and General Statement of Policy on Disclosures are available at http://www.flysafetech.com. Please note, however, that information contained on the website is not incorporated by reference in, or considered to be a part of, this document.

Director Independence. The Board has determined that over half of its nine members, Messrs. Pressler, Luca, Schwartz, Cummins and Wood, are independent and meet the independence requirements of the American Stock Exchange. As executive officers, Messrs. Cotton, Kovnat and Rees are not independent under those requirements. Mr. Kemper is not treated as an independent because, through his wholly owned company, he has had an $84,000 plus expenses consulting contract with Flight Safety Technologies.

Each member of the Finance and Audit, the Compensation and the Nominating & Governance Committees meets the applicable independence requirements of the American Stock Exchange.

Audit Committee Financial Experts. The Board has determined that at least one member of the Audit Committee, Joseph J. Luca, is a financial expert.

Code of Business Ethics. The Board has approved and adopted a Code of Business Ethics for our officers, directors and employees.

Executive Sessions of Independent Directors. Independent Board members meet without management and non-independent directors present as often as necessary to fulfill their responsibilities, including at least annually in executive sessions. The Chairman of the Nominating and Governance Committee presides over meetings of the independent directors.

Nomination of Director Candidates. We believe that it is in the best interests of our stockholders to identify and select highly-qualified candidates to serve as directors. The Nominating and Governance Committee seeks candidates for election and appointment who possess high standards of personal and professional ethics and integrity, practical wisdom and mature judgment and who are committed to staunchly representing the interests of the stockholders. The Nominating and Governance Committee also believes that the Board should be comprised of a diverse group of individuals with significant leadership accomplishments in domestic and international business, government, or the aviation industry; who have been associated with institutions noted for excellence; and who have broad experience and the ability to exercise sound business judgment.

There are no specific minimum qualifications that an individual must meet in order to be nominated; each is considered on a case-by-case basis. Candidates may come to the attention of the Committee from current Board members, stockholders, professional search firms, officers or other persons. The Committee will review all candidates in the same manner regardless of the source of the recommendation.

The Nominating and Governance Committee will consider properly submitted stockholder recommendations of candidates. Any stockholder recommendation must include the candidate's name and qualifications for Board membership, the candidate's age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law. In addition, the recommendation must include the stockholder's name, address and the number of shares beneficially owned and the period they have been held. The recommendation should be sent to Corporate Secretary, Flight Safety Technologies, Inc., 28 Cottrell Street, Mystic, Connecticut 06355.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

As of the date of this proxy statement, Flight Safety Technologies' Board has nine directors and the following five committees: (1) Finance and Audit; (2) Compensation; (3) Compliance, Disclosure and Ethics Oversight; (4) Executive; and (5) Nominating and Corporate Governance. The current membership and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on our website at http://www.flysafetech.com. During the 2006 fiscal year, the Board held 5 meetings. Each director attended at least 75% of all Board and applicable Committee meetings. Directors are encouraged to attend annual meetings of Flight Safety Technologies stockholders. Eight directors attended the last annual meeting of stockholders. The following chart lists our directors and indicates the committees on which they have served since our last annual meeting.

Due to the planned retirement of Messrs. Kovnat and Rees and our desire to conserve costs and become more streamlined, the Nominating and Governance Committee has recommended and the current Board has voted to reduce the Board to six members. Accordingly, the Nominating and Governance Committee has not nominated Messrs. Kovnat, Rees, Pressler and Kemper to stand for reelection to the Board.

Name of Director	Executive	Compliance, Disclosure and Ethics Oversight	Compensation	Finance and Audit	Nominating and Corporate Governance
Non-Employee Directors:
Jackson Kemper, Jr. (1)
Joseph J. Luca (2)		X		X*
Stephen P. Tocco (3)			X		X*
Larry L. Pressler (4)		X*			X
Kenneth S. Wood (5)		X	X*	X	X
James A. Schwartz (6)
Wes Cummins (7)
Employee Directors:
William B. Cotton (8)	X	X
Samuel A. Kovnat (9)	X*	X
Frank L. Rees (10)	X
Number of Meetings in Fiscal 2007	5 (11)	2	3	4	2

X = Committee Member; * = Chair

(1)   Mr. Kemper has served as a director since September 2002.
(2)   Mr. Luca has served as a director since October 2002.
(3)   Mr. Tocco had served as a director since September 2002. We previously announced that Mr. Tocco resigned from the Board on February 19, 2007 due to other business.
(4)   Mr. Pressler has served as a director since December 2002.
(5)   Mr. Wood has served as a director since July 2003.
(6)   Mr. Schwartz has served as a director since February 23, 2007.
(7)   Mr. Cummins has served as a director since February 23, 2007.
(8)   Mr. Cotton has served as a director since September 2002.
(9)   Mr. Kovnat has served as a director since September 2002.
(10)   Mr. Rees has served as a director since September 2002.
(11)   Executive Committee meetings were held in conjunction with Board meetings.

The Finance and Audit Committee. The functions of the Finance and Audit Committee include retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The Board of Directors has determined that all members of the Finance and Audit Committee are independent, as independence for audit committee members is defined by the American Stock Exchange. The Board of Directors has determined that Mr. Luca is the audit committee's "financial expert," as such term is defined under Item 401(e) of Regulation S-B promulgated under the Securities Act of 1933, as amended. Mr. Luca is an expert by virtue of his extensive career in the financial and accounting business. For additional information concerning the Finance and Audit Committee, see "Report of the Audit Committee" included in this proxy statement.

The Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors on compensation for our executive officers and other key employees, and reviews management's recommendations for stock option grants and other compensation plans or practices. The Board of Directors has determined that members of the Compensation Committee are independent, as independence for Compensation Committee members is defined by the American Stock Exchange.

Nominating and Governance Committee. The Nominating and Governance Committee proposes a slate of director nominees for election to the Company's Board of Directors (Board) and identifies and recommends candidates to fill vacancies occurring between annual stockholder meetings. It is also responsible for:

•      annually reviewing the composition of each committee of the Board and presenting recommendations for committee memberships, including committee chairs, to the Board as needed;

•      reviewing and making recommendations about changes to the charter of the Committee;

•      considering and reviewing director qualification guidelines.

The Board of Directors has determined that all members of the Nominating and Governance Committee are independent, as independence for Nominating and Governance Committee members is defined by the American Stock Exchange.

Executive Committee. The Executive Committee exercises the powers of the Board in the management of the operations of the Corporation when the Board is unable to act. However, the Executive Committee does not have the power to fill vacancies in the Board, the power to amend the Bylaws of the Corporation, or the power to take any other action without the prior approval of the Board, if the Board has required such approval with respect to a particular action or such action would directly contravene a prior resolution of the Board.

Compliance, Disclosure and Ethics Oversight Committee. The Compliance, Disclosure and Ethics Oversight Committee is responsible for setting, implementing and monitoring policies to ensure that we comply with all applicable local, state and federal laws, rules and regulations and ethical standards; adopting a code of business ethics; reviewing, controlling, and ensuring that we release news, information and materials that are truthful, accurate and complete in all material respects; and establish, oversee and implement disclosure control and review procedures that are used to prepare SEC filings.

Stockholder Communications to the Board. Stockholders can send communications to the Board by mail or electronic mail to the Board of Directors, Attn: Corporate Secretary, Flight Safety Technologies, Inc., 28 Cottrell Street, Mystic, Connecticut 06355. The Secretary will review all such communications and has the authority to disregard any communications that are inappropriate or irrelevant to us and our operations, or to take other appropriate actions with respect to such communications. The Secretary will keep a log of all such communications and at least annually will report to the Board on the nature and status of significant communications. If a stockholder communication deals with the functions of the Board or Board committees, or he otherwise determines requires the attention of the Board, the Secretary will submit it to the Board. The Secretary promptly will refer any stockholder communications relating to financial statements, internal controls or auditing matters to the Finance and Audit Committee.

STOCK OWNERSHIP

Directors, Executive Officers and Beneficial Owners.

The following table sets forth, as of August 27, 2007, certain information with respect to the beneficial ownership of our common stock by (i) each stockholder known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each director, (iii) each executive officer, and (iv) all of our directors and executive officers as a group. Except as set forth below, we are not aware of any beneficial owner of more than five percent (5%) of our common stock. Except as otherwise indicated, we believe that the beneficial owners of our common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Name (1)	Amount and Nature of Beneficial Ownership(2)	Percent of Common Stock(3)
Directors and Executive Officers
William B. Cotton, Director, President (4)	415,001	4.92%
Samuel A. Kovnat, Chairman, CEO (5)	605,580	7.17%
Frank L. Rees, Technical Director, Executive Vice President (6)	587,980	6.97%
David D. Cryer, Chief Financial Officer, Secretary, Treasurer (7)	151,667	1.81%
Jackson Kemper, Jr., Director (8)	166,667	1.99%
Joseph J. Luca, Director (9)	110,416	1.32%
Larry L. Pressler (10)	100,000	1.20%
Kenneth S. Wood (11)	110,416	1.32%
Wes Cummins (12)	359,400	4.34%
James A. Schwartz (13)	211,450	2.55%
C. Robert Knight (14)	150,000	1.78%
Shares of all directors and officers as a group (ten persons)	2,968,577	35.37%
Certain Beneficial Owners
Bryant R. Riley (15)	968,655	11.72%

(1)  The address of all our directors and named executive officers is the address of our company: 28 Cottrell Street, Mystic, Connecticut, 06355.

(2)  Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The number of shares beneficially owned by each person or group as of August 27, 2007 includes shares of common stock that such person or group had the right to acquire on or within 60 days after August 27, 2007, including, but not limited to, upon the exercise of options.

(3)  For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 8,265,210 shares of common stock outstanding on August 27, 2007 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of August 27, 2007, including, but not limited to, upon the exercise of options.

(4)  Includes 165,000 shares of our common stock issuable to Mr. Cotton upon the exercise of options at a rate of $3.50 per option.

(5)  Includes 182,600 shares of our common stock issuable to Mr. Kovnat upon the exercise of options at a rate of $3.50 per option.

(6)  Includes 165,000 shares of our common stock issuable to Mr. Rees upon the exercise of options at a rate of $3.50 per option.

(7)  Includes 110,000 shares of our common stock issuable to Mr. Cryer upon the exercise of options at a rate of $3.50 per option.

(8)  Includes 100,000 shares of our common stock issuable to Mr. Kemper upon the exercise of options at a rate of $3.50 per option.

(9)  Solely represents 10,416 shares of our common stock issuable to Mr. Luca upon the exercise of options at a rate of $6.00 per option and 100,000 shares issuable upon the exercise of options at a rate of $3.50 per option.

(10)  Solely represents shares of our common stock issuable to Senator Pressler upon the exercise of options at a rate of $3.50 per option.

(11)  Solely represents 10,416 shares of our common stock issuable to Mr. Wood upon the exercise of options at a rate of $6.00 per option and 100,000 shares issuable upon the exercise of options at a rate of $3.50 per option.

(12)  Includes 25,000 shares of our common stock issuable to Mr. Cummins upon the exercise of options at a rate of $3.50 per option.

(13)  Includes 25,000 shares of our common stock issuable to Mr. Schwartz upon the exercise of options at a rate of $3.50 per option.

(14)  Solely represents shares of our common stock issuable to Mr. Knight upon the exercise of options at a rate of $3.50 per option.

(15)  Having an address at 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025. Represents 922,755 shares held by Mr. Riley as sole equity holder of Riley Investment Management, LLC, General Partner of Riley Investment Partners Master Fund, L.P.; 2,600 shares held by Mr. Riley as trustee of the B. Riley & Co. Retirement Trust; 43,300 shares by Mr. Riley as custodian for his children of which he disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership and changes in beneficial ownership of our securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities).

Directors, executive officers and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to us, or written representations that no reports were required, we believe that for the fiscal year ended May 31, 2007, there were three late filings under Section 16(a); one by Mr. Kemper in conjunction with his stock award and two by the directors, Messrs. Cummins and Schwartz, for stock options they received in conjunction therewith.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers. Our executive officers are generally elected annually at the meeting of our Board of Directors held in conjunction with the annual meeting of stockholders. The following are our executive officers as of August 28, 2007:

Name	Office	Position Since
Samuel A. Kovnat	Chief Executive Officer	September 1, 2002
William B. Cotton	President	September 1, 2002
Frank L. Rees	Executive Vice President - Technology	September 1, 2002
David D. Cryer	Chief Financial Officer, Treasurer	October 4, 2002
C. Robert Knight	General Counsel, Vice President Administration, Secretary	July 12, 2005

As previously announced, Messrs. Kovnat and Rees will be retiring from the above positions effective November 3, 2007. The Board currently is evaluating the appointment of a new chief executive officer.

Executive Officers Who Are Not Directors. The following sets forth the age, business experience, principal occupations and employment of each of our current executive officers who do not serve on the Board of Directors:

David D. Cryer, age 59, was appointed to his position as Chief Financial Officer on October 3, 2002 and as Treasurer on June 10, 2003. Mr. Cryer worked for FSTO, our former subsidiary, since its founding in 1997. Mr. Cryer also serves as Chief Financial Officer of Integrated Medical Services, Inc., a Wyoming corporation, and serves as the Controller to Kildare Corporation, a Delaware corporation. Mr. Cryer graduated from the University of Massachusetts with a B.S. Degree in Accounting. In addition, Mr. Cryer participated in graduate studies in accounting at the University of Kentucky and received a Masters Degree in Management Science at Ball State University. Mr. Cryer serves as an ex-officio member of the Company's

Compliance, Disclosure and Ethics Oversight Committee and Executive Committee. Mr. Cryer currently devotes a majority of his professional time and attention to his duties as our Chief Financial Officer. Effective November 4, 2005, we entered into a two year employment agreement with David D. Cryer, our Chief Financial Officer. The agreement provided for the payment to Mr. Cryer of an annual salary to a maximum of $109,800. During our fiscal year ended May 31, 2007, his salary was $76,400 based on hours worked.

C. Robert Knight, age 63, was appointed to his position as Vice President of Administration and General Counsel on June 23, 2005 and was appointed Secretary of the Corporation on July 12, 2005. Mr. Knight is a graduate of Indiana University School of Law. His background includes serving as general counsel of a trade association of mayors and other municipal elected officials and as claim counsel for Aetna Property and Casualty Company. He was a Municipal Judge in his home state of Indiana. Mr. Knight is an ex-officio member of the Executive Committee. Effective June 23, 2005, we entered into a two year employment agreement with C. Robert Knight, our Vice President of Administration and General Counsel. The agreement provided for the payment to Mr. Knight of an annual salary of $150,000. Mr. Knight has worked on a half time basis since July 1, 2007.

These agreements also provide that the parties may agree by written amendment to continue the agreement on a year-to-year basis. Pursuant to these agreements, in the event of termination without cause, we will continue to pay the officer an amount equal to his pay for twelve monthly installments or the amount equal to his pay for the number of monthly installments remaining under his employment agreement, whichever is greater. During fiscal year 2007, none of the named executive officers were granted any additional stock options or other long term incentive compensation.

Executive Compensation. The following table sets forth information concerning the compensation of our chief executive officer and our two other most highly compensated executive officers whose salary plus bonus in our last fiscal year exceeded $100,000, for all services rendered in all capacities to us, during the fiscal years ended May 31, 2005, 2006, and 2007.

SUMMARY COMPENSATION TABLE
		Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation(2)	Total
Samuel A. Kovnat CEO	2005 2006 2007	177,470 182,600 183,350	-- 5,000 --	281,240	15,135 16,700 16,400	192,605 485,540 199,750
William B. Cotton, President	2005 2006 2007	166,270 165,000 165,700	-- 5,000 --	254,100	14,401 15,800 15,500	180,671 439,900 181,200
Frank L. Rees, Executive VP	2005 2006 2007	160,889 165,000 165,700	-- 5,000 --	254,100	4,869 14,401 15,800 15,500	175,290 439,900 181,200
(1)	Represents the compensation costs for financial reporting purposes for the year under the SFAS 123R. See Note 1 to the Notes of Financial Statements in Item 7 in our 2007 Annual Report.
(2)	Represents payments for medical insurance and the executive's share of Company's matching contribution to Company's 401(k) Retirement Plan.

COMPENSATION DISCUSSION AND ANALYSIS

Employment Contracts. Effective November 4, 2005, we entered into a two year employment agreement with William B. Cotton, our President. The agreement provided for the payment to Mr. Cotton of an annual salary of $165,000.

Effective November 4, 2005, we entered into a two year employment agreement with Samuel A. Kovnat, our Chief Executive Officer. The agreement provided for the payment to Mr. Kovnat of an annual salary of $182,600. In view of Mr. Kovnat's retirement on November 3, 2007, this agreement will not be continued, although Mr. Kovnat thereafter may provide us with consulting services on mutually agreeable terms and conditions.

Effective November 4, 2005, we entered into a two year employment agreement with Frank L. Rees, our Executive Vice President-Technology. The agreement provided for the payment to Mr. Rees of an annual salary of $165,000. In view of Mr. Rees' retirement on November 3, 2007, this agreement will not be continued, although Mr. Rees may provide us with consulting services on mutually agreed terms and conditions.

These agreements also provide that the parties may agree by written amendment to continue the agreement on a year-to-year basis. Pursuant to these agreements, in the event of termination without cause, we will continue to pay the officer an amount equal to his pay for twelve monthly installments or the amount equal to his pay for the number of monthly installments remaining under his employment agreement, whichever is greater.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($) (1)	Option Expiration Date
Samuel A. Kovnat	182,600	3.50	December 14, 2014
William B. Cotton	165,000	3.50	December 14, 2014
Frank L. Rees	165,000	3.50	December 14, 2014

(1)   Stock option awards, granted in December 2005 under the 2005 Stock Incentive Plan originally vesting in one-quarter installments on the grant date and each anniversary of the grant date and which were 100% accelerated in May 2006.

Compensation of Directors.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Jackson Kemper	7,700		111,700	119,400
Joseph Luca	36,400		---	36,400
Stephen Tocco	8,500		---	8,500
Ken Wood	11,300		---	11,300
S. Larry Pressler	36,400		21,300	57,700
Wes Cummins	0	67,000	---
James A. Schwartz	0	67,000	---

(1) Represents the compensation costs for financial reporting purposes for the year under the SFAS 123R. See Note 1 to the Notes of Financial Statements in Item 7 in our 2007 Annual Report.

NARRATIVE OF DIRECTOR COMPENSATION

Only directors who are not employees (currently Messrs. Kemper, Luca, Pressler, Wood, Cummins and Schwartz) of the Company are compensated for their services as directors. Each non-employee director is paid $1,000 for each meeting of the Board of Directors that he attends in person. Non-employee directors who sit on the Finance and Audit Committee, Compensation Committee, Nominating and Governance Committee or Compliance, Disclosure and Ethics Oversight Committee are compensated at the rate of $300 to $400 per hour for the work on such committee. Directors are also reimbursed for their expenses incurred in attending Board of Directors and committee meetings.

Members of the Board of Directors also are eligible for grants of stock options pursuant to the 2005 Stock Incentive Plan.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We currently have a Board of Directors consisting of nine directors, who are serving until the annual meeting of stockholders is held in 2007, and until their respective successors are duly elected and qualified. At the annual meeting of stockholders, directors will be elected for a term of one year. There are no family relationships between any of the executive officers or directors of the Company.

Nominees for Directors. The Nominating and Governance Committee has nominated, and proposes that stockholders elect, to six positions the following members of the Board of Directors: William B. Cotton, Joseph J. Luca, Kenneth S. Wood, Wes Cummins and James A. Schwartz. In addition, the Nominating and Governance Committee has nominated Neal Fine, who is currently our Vice President of Technology, to serve as a director. If elected, the nominees will serve as directors until our annual meeting of stockholders in 2008 and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

William B. Cotton Age 67

Captain William B. Cotton serves as our Vice Chairman and President. He began work with FSTO, our former subsidiary, in November, 2000 and worked there until he joined us in September, 2002. Prior to that, Captain Cotton was a United Airlines pilot from 1967-2000, and from 1986-2000 he was Manager of Air Traffic and Flight Systems at United Airlines. During his tenure as Manager of Air Traffic and Flight Systems, he led United Airlines' efforts to improve air traffic control industry-wide, as well as initiatives to upgrade the company's aircraft for safety and efficiency. From 1997-2000, Captain Cotton also served as Chairman of the Board of ATN Systems, Inc., a consortium of airlines developing aeronautical telecommunications network (ATN) products in cooperation with the Federal Aviation Administration. ATN is a worldwide data network intended to support data communication connectivity between mobile platforms, airlines, providers of aeronautical communications services and government providers of air traffic control and flight information services. Captain Cotton is an independent director of Sensis Corporation, a privately held company located in Syracuse, New York, and also consults for NASA and a national science foundation panel on the future of aviation. Captain Cotton received a B.A. degree and an M.A. degree in Aeronautical and Astronautical Engineering from the University of Illinois and the Massachusetts Institute of Technology, respectively.

Joseph J. Luca Age 60

Joseph J. Luca is a stockholder of Luca, DeBlasio & Company, Inc., a regional public accounting firm which he founded in 1974 where he worked until 2005, when he retired. From 1993 to 1999, Mr. Luca also served as the CFO and Director of Administration and Finance of The Massachusetts Port Authority. Mr. Luca is a Certified Public Accountant. Mr. Luca earned a B.S.B.A. degree from Northeastern University and a Masters of Science in Taxation from Bentley College.

Kenneth S. Wood Age 55

Kenneth S. Wood was the President of Barringer Technologies, Inc., a trace detection company, from 1996 through 2002. Since 2002, Mr. Wood has been providing business consulting services and pursuing other business interests. Mr. Wood graduated from Colgate University with a B.A. degree in Economics and received his J.D. degree from Seton Hall University.

Wes Cummins Age 29

Mr. Cummins is President of B. Riley and Co. Inc., an investment banking firm, where he oversees the firm's financial advisory and capital raising services to middle-market, publicly traded companies. Mr. Cummins joined B. Riley's Research Department in February 2002 and was promoted to Director of Research in January 2003. During his tenure, he grew B. Riley's research coverage to more than 100 companies in the following sectors: retail, semiconductors, technology hardware, software, IT services, communications, media and healthcare. While Director of Research, Mr. Cummins was ranked #1 in the 2004 Forbes.com/StarMine-North American Analyst Survey in the Best Stock Picker category for the Communications Equipment sector. Prior to joining B. Riley, Mr. Cummins worked at Needham & Company and at Kennedy Capital Management. He holds a B.S.B.A. degree from Washington University in St. Louis.

James A. Schwartz Age 40

James A. Schwartz is a founder of the Investment Manager. Mr. Schwartz is responsible for the day-to-day investment decisions as well as the long-term strategy of the Partnership. Prior to founding the Investment Manager, Mr. Schwartz worked at Gilder, Gagnon & Howe, as a Portfolio Manager from 2003-2005, and as an analyst from 2000-2002. From 1990-1998, Mr. Schwartz was a Senior Producer for NBA Entertainment, where he won an Emmy Award. Mr. Schwartz received an MBA from Columbia University in 2000, and a BA in History from Bates College in 1989.

Neal Fine Age 43

Dr. Neal E. Fine serves as our Senior Vice President for Technology. He joined Flight Safety Technologies in May of 2004. Prior to joining Flight Safety Technologies, Dr. Fine served for eleven years as a Principal Scientist and Manager at the Engineering Technology Center and at Anteon Corporation. At Anteon, he led a group of ten scientists and engineers in the design, test and evaluation of a variety of naval and aeronautical systems and subsystems, including Flight Safety Technologies' SOCRATES sensor. In his current position, Dr. Fine leads the technical development of each of our programs. He received MS and PhD degrees from Massachusetts Institute of Technology in the field of Marine Hydrodynamics in 1989 and 1993, respectively, and a BS in Mechanical Engineering from the University of Rochester in 1986.

Vote Required and Board of Directors' Recommendation. If a quorum is present and voting, the six nominees for director receiving the highest number of votes will be elected as directors. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the vote.

The Board of Directors unanimously recommends a vote "FOR" the nominees named above.

PROPOSAL NO. 2

AMENDMENT AND RESTATEMENT OF
2005 STOCK INCENTIVE PLAN

At the meeting, stockholders will be asked to consider and vote upon a proposal to amend and restate the 2005 Stock Incentive Plan (as amended the "Plan"), to make certain changes regarding termination of options upon retirement or resignation. We will ask stockholders to give the Compensation Committee authority to extend the termination of options held by employees who work for at least three years and retire after age 65 and directors who have served at least three (3) years on our Board, from one (1) year to three (3) years after the date of such retirement or resignation. Each member of our Board has an interest in Proposal No. 2 since they are eligible to participate in the Plan.

Currently, there are a total of 1,500,000 shares of common stock reserved for issuance under the Plan. As of August 27, 2007, a total of 1,453,600 shares had been issued under the Plan to 12 persons, leaving 46,400 shares reserved for future issuance.

Changes to Retirement and Resignation

We believe the extension of the termination date of options held by employees who retire from employment with us after reaching age 65 and members of our Board, who have served on the Board at least three (3) years, will help us attract and retain capable employees and independent Board members who serve us a reasonable period of time and retire or resign in the normal course. The extension also will incentivize our employees and members of the Board to focus on long term results, rather than short term gains. Finally, from a corporate governance perspective, we believe the extension facilitates turnover of Board membership in a more effective and equitable manner. If approved by our stockholders, these changes will be effective immediately with respect to all option grants to employees and directors that we have made under the Plan.

The Board of Directors adopted the amendment to the Plan effective September 14, 2007, subject to stockholder approval. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the annual meeting is required to approve the amendment to the Plan. Below is a summary of the principal provisions of the Plan and its operation. A copy of the Plan was filed as Appendix A to the proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 13, 2005 and is available on the Security and Exchange Commission's website at www.sec.gov.

Summary of Plan

The Plan, as amended, is attached as Appendix A to this Proxy Statement. The following summary of the Plan, as amended, does not contain all of the terms and conditions of the Plan, as amended, and is qualified in its entirety by reference to the Plan, as amended. You should refer to Appendix A for a complete set of terms and conditions of the Plan, as amended. The following description of the Plan is qualified in its entirety by reference to that exhibit.

General.  The Plan was adopted by the Board in September, 2005 and approved by the Company stockholders in October 2005. The purpose of the Plan is to attract, retain and reward employees, directors, officers and outside consultants of the Company as designated by the Company's Compensation Committee and strengthen the mutuality of interests between those employees, directors, officers and consultants and the Company's shareholders by offering the employees rights and directors equity or equity-based incentives thereby increasing their proprietary interest in the Company's business and enhancing their personal interest in the Company's success.

Administration.  The Plan requires the Compensation Committee appointed by the Board to administer the Plan (the "Administrator"). The Compensation Committee has the authority to construe and interpret the Plan and the Compensation Committee will ratify and approve the grant of all stock rights under the Plan.

Grant of Awards. The Compensation Committee of our board of directors, in its discretion, selects the person(s) to whom stock based awards may be granted, the time or times at which such awards shall be granted, the number of shares subject to each such grant, and the term of the award. The exercise price of options granted under the Plan is determined by the Committee at the time the options are granted but may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% or greater shareholder may not be less than 110% of the fair market value of the common stock on the date such option is granted.

Options granted under the Plan expire no later than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

Stock Reserved for Issuance.  The Stock reserved for issuance under the Plan consists of authorized but unissued shares of common stock. Assuming our stockholders approve the proposed amendments to the Plan, the aggregate number of shares of stock that may be issued under the Plan is 1,500,000, which number will be proportionately adjusted upon any stock dividend, stock split or similar change in our capital structure.

Amendment and Termination of the Plan.  The Board may amend, alter, suspend or discontinue the Plan at any time; provided, that no amendment which increases the number of shares of stock issuable under the Plan shall be effective unless and until such increase is approved by the stockholders of the company.

Federal Income Tax Consequences. The following discussion summarizes certain federal income tax considerations for U.S. taxpayers receiving options under the Plan and certain tax effects on us, based upon the provisions of the Code, as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, it does not purport to be complete and does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

     Incentive Stock Options. An employee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the employee to the alternative minimum tax. Upon an employee's sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the employee as long-term capital gain. If the employee disposes of the shares prior to the expiration of the above holding periods, then the employee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

     Nonstatutory Stock Options. The holder of a nonstatutory stock option does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the holder recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the holder, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     Stock Appreciation Rights. No income will be recognized by a recipient in connection with the grant of a SAR. When the SAR is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of any cash received and the fair market value of any Common Stock or other property received upon the exercise.

     Restricted Stock Awards and Performance Awards. A participant will not have taxable income upon grant of a restricted stock award, performance award or other stock unit award (unless, with respect to restricted stock, he or she elects to be taxed at that time). Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares or cash received minus any amount paid for the shares.

     Company Tax Deduction. We generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the chief executive officer and to each of the four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards. These conditions include shareholder approval of the performance goals under the Plan, setting individual annual limits on each type of award, and certain other requirements. The Plan has been designed to permit the Committee to grant certain awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such awards.

Amended Plan Benefits. Because benefits under the Plan will depend on the Compensation Committee's actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by employees or directors, if the amendment to the Plan is approved by the stockholders. However, all outstanding grants are, and it is anticipated that a significant portion of the future grants, will be allocated to our employees and directors to incentivize them to continue to provide services to the Company.

Summary of Awards Made Under the 2005 Stock Incentive Plan

The table below provides information relating to our equity compensation plans as of May 31, 2007.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under compensation plans (excluding securities reflected in first column)
Equity compensation plans and other option grants approved by shareholders	2,023,600	$3.50	46,400
Equity compensation plans not approved by security holders (a)	31,249	6.00

(a)   The equity compensation plan not approved by shareholders is comprised of individual common stock option agreements issued to directors, prior to the adoption of the Company's current stock option plan. The common stock options vested between one and three years of the date of issue and expire within three years of the vesting date. The exercise prices of the current outstanding options are $6.00 per share.

Options issued to: Directors Total issued	Number of options 31,249 31,249	Exercise price $6.00	Vesting dates 2004-2005	Expiration dates 2007-2008

Vote Required and Board of Directors' Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the annual meeting of stockholders, as well as the presence of a quorum representing a majority of all outstanding shares of our common stock, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE FLIGHT SAFETY TECHNOLOGIES, INC. 2005 STOCK INCENTIVE PLAN.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Finance and Audit Committee has selected Wolf & Company, P.C. as independent auditors to audit our consolidated financial statements for the fiscal year ending May 31, 2008. Wolf & Company, P.C. has acted in such capacity since its appointment in fiscal year 2005. A representative of Wolf & Company, P.C. is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Audit and Related Fees. The following table presents fees for professional audit services rendered by Wolf & Company, P.C. for the audit of the Company's annual financial statements and fees billed for other services rendered by Wolf & Company, P.C. for fiscal 2007.

	2006	2007
Audit Fees	$79,941	$79,324
Audit related fees(1)	12,220	16,100
	$92,261	$95,424
Audit and audit related fees
Tax fees(2)	$9,250	$9,100
All other fees	0
Total fees	$101,511	$104,524

______________

(1)	Audit Related Fees consist principally of consultations in connection with accounting and financial reporting matters.
(2)	Tax fees consist of fees for tax consultation and tax compliance services.

Annual Independence Discussions. The Finance and Audit Committee has determined that the provision by Wolf & Company, P.C. of certain limited, non-audit services to Flight Safety Technologies, Inc. has been compatible with Wolf & Company, P.C. maintaining its independence.

Vote Required and Board of Directors' Recommendation. Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the annual meeting of stockholders, as well as the presence of a quorum representing a majority of all outstanding shares of our common stock, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Stockholder ratification of the selection of Wolf & Company, P.C. as our independent auditors is not required by our Bylaws or otherwise. We are submitting the selection of Wolf & Company, P.C. to you for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Finance and Audit Committee of our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Finance and Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if it determines that such a change would be in our best interest and the best interest of the stockholders.

The Board of Directors unanimously recommends a vote "FOR" the ratification of Wolf & Company, P.C. as Flight Safety Technologies' independent auditors for the fiscal year ending May 31, 2008.

REPORT OF THE FINANCE AND AUDIT COMMITTEE

The Finance and Audit Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Wolf & Company, P.C. is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report on its audit.

The Finance and Audit Committee currently consists of two directors, both of whom, in the judgment of the Board, are "independent directors."

The functions of the committee include retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any non-audit service that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The committee acts pursuant to a written charter which has been adopted by the Board of Directors and you can view on our website at www.flysafetech.com. In fulfilling its oversight responsibilities, the Finance and Audit Committee received and discussed our audited financial statements in the Annual Report with Management, including a discussion of the quality of the accounting principles and policies, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Finance and Audit Committee has discussed and reviewed with our independent auditors, who are responsible for auditing our financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Finance and Audit Committee has met with Wolf & Company, P.C., with and without management present, to discuss the overall scope of Wolf & Company, P.C.'s audit, the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting.

The Finance and Audit Committee has received from our auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

Based on the review and discussions referred to above, the committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended May 31, 2007.
FINANCE AND AUDIT COMMITTEE Joseph J. Luca (Chair) Kenneth S. Wood

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included our proxy materials for the annual meeting to be held in 2008, the proposal must be received at our principal executive offices, addressed to the Secretary, no earlier than 120 calendar and no later than 90 days in advance of the one year anniversary of the date our proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive timely notice of the proposal, addressed to the Secretary at our principal executive offices. To be timely, notice of stockholder business must be received by our Secretary no later than the close of business on the 10th day following the day on which the date of the annual meeting is publicly announced. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class and number of shares of our common stock which are beneficially owned by the stockholder and such other beneficial owner, and (iv) any material interest of the stockholder and such other beneficial owner in such business.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the Board of Directors knows of no other business that will be conducted at the 2007 annual meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors C. Robert Knight General Counsel, Vice President of Administration, Secretary

September 15, 2007

APPENDIX A

FLIGHT SAFETY TECHNOLOGIES, INC.
2005 STOCK INCENTIVE PLAN,
AS AMENDED AND RESTATED
AS OF SEPTEMBER 14, 2007

1.     Purpose. The purpose of the Flight Safety Technologies, Inc. 2005 Stock Option Plan, as amended and restated as of September 14, 2007 (the "Plan") is to enable Flight Safety Technologies, Inc. (the "Company") and its Subsidiaries (as defined below) to attract, retain and reward employees, directors, officers and outside consultants of the Company, its Subsidiaries and Affiliates (as defined below) designated by the Company's Compensation Committee and strengthen the mutuality of interests between those employees and directors and the Company's shareholders by offering the employees and directors equity or equity-based incentives thereby increasing their proprietary interest in the Company's business and enhancing their personal interest in the Company's success. For purposes of this Plan: (i) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain; and (ii) "Affiliate" means any entity (other than the Company and any Subsidiary) that is designated by the Company's Board of Directors (the "Board") as a participating employer under the Plan.

2.     Administration.

        (a)     Committee. The Plan shall be administered and interpreted by the Compensation Committee of the Board (the "Committee"). The Committee shall consist of two or more members of the Board who are "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and "non-employee directors" as defined under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b)     Authority of Committee. The Committee has the sole authority, subject to the provisions of the Plan, to (i) select the employees and other individuals to receive Awards (as defined in Section 4) under the Plan (other than Awards to directors of the Company, which in all cases must be approved by a majority of the independent members of the Board, (ii) determine the type, size and terms of the Awards to be made to each individual selected, including, without limitation, the price of options and/or shares to be purchased thereunder, (iii) determine the time when the Awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting and the acceleration of exercisability and vesting, (iv) determine other terms and conditions of the Award including, but not limited to, rights of the Company to reacquire options or stock purchased thereunder for or without consideration, rights of first refusal, "drag along rights" and any other provisions that it deems to be in the best interests of the Company and its shareholders, and (v) deal with any other matter arising under the Plan. The Committee is authorized to interpret the Plan and the Awards granted under the Plan (and any agreement relating thereto), to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other interpretation or determination that it deems necessary or desirable for the administration of the Plan (or Agreement relating thereto). The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. All powers of the Committee shall be executed in its sole discretion and need not be uniform as to similarly situated individuals.

        (c)     Responsibility of Committee. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee of the Company. The Company shall indemnify members of the Committee against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties under the Plan, except in circumstances involving his or her bad faith or willful misconduct.

        (d)     Delegation of Authority. The Committee may delegate to the members of the Company's management the authority to (i) make grants under the Plan to employees of the Company and its subsidiaries who are not officers or directors of the Company or any Subsidiary or Affiliate, or Participants (as defined in Section 3) subject to Section 16 of the Exchange Act, and (ii) execute and deliver documents or take any other ministerial actions on behalf of the Committee with respect to Awards. The grant of authority under this Subsection 2(d) shall be subject to such conditions and limitations as may be determined by the Committee. If the Company's management makes grants pursuant to the delegated authority under this Subsection 2(d), references in the Plan to the "Committee" as they relate to making such grants shall be deemed to refer to the Company's management.

3.     Participants. Awards under the Plan may be granted from time to time to those employees, officers, directors and independent consultants to the Company and any Subsidiary or Affiliate who are designated by the Committee in its sole and exclusive discretion ("Participants"); however, Stock Options intended to qualify as Incentive Stock Options shall be granted only to Participants while actually employed by the Company, a Subsidiary or an Affiliate. The Committee may grant more than one Award to the same Participant. Awards to be granted to directors, which may include members of the Committee, must be approved and granted by the majority of the independent members of the Board. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its sole and absolute discretion, and designation as a person to receive Awards in any year shall not require the Committee to designate such a person as eligible to receive Awards in any other year.

4.     Types of Awards. Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards, and (d) Performance Awards (each as described below, and collectively, "Awards"). Each Award shall be evidenced by a written agreement between the Company and the Participant (an "Agreement"), which need not be identical between Participants or among Awards, in such form as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any Agreement, the provisions of the Plan shall prevail.

5.     Common Stock Available under the Plan. The aggregate number of shares of Common Stock of the Company ("Common Stock") that may be subject to Awards shall be ONE MILLION FIVE HUNDRED THOUSAND shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 10 hereof. Additionally, this Plan incorporates, and adoption hereof constitutes shareholder approval of, previously individually issued option plans in the form attached hereto as Exhibit A which total FIVE HUNDRED AND SEVENTY THOUSAND shares of Common Stock. Any share of Common Stock subject to an Award that for any reason is cancelled or terminated without having been exercised or vested shall again be available for Awards under the Plan; provided, however, that any such availability shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards and shall not apply for purposes of determining the maximum number of shares subject to Awards that any individual Participant may receive.

6.     Stock Options. Stock Options will enable a Participant to purchase shares of Common Stock upon set terms and at a fixed purchase price. Stock Options may be treated as (i) "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options"), or (ii) Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). Each Stock Option shall be subject to the terms, conditions and restrictions consistent with the Plan as the Committee may impose, subject to the following limitations:

        (a)     Exercise Price. The exercise price per share (the "Exercise Price") of Common Stock subject to a Stock Option shall be determined by the Committee and may be equal to, less than or greater than the Fair Market Value (as defined in Section 14) of a share of Common Stock on the date the Stock Option is granted.

        (b)     Payment of Exercise Price. The Exercise Price shall be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock that have been owned by the Participant for at least six months (a "cashless exercise"), or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may in its discretion also prescribe any other method of paying the Exercise Price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, by Participants surrender of Participant's right to exercise the Stock Option, in whole or in part, in which case said payment shall be calculated based on the Fair Market Value of such shares subjected to such surrender less any Exercise Price that would have been paid to purchase such shares.

        (c)     Exercise Period. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall determine, as set forth in the related Agreement.

        (d)     Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Participants pursuant to the conditions of Sections 421 and 422 of the Code including, but not limited to, (i) individuals at the time of the grant must be employees of the Company or any Subsidiary or Affiliate; (ii) the Exercise Price shall not be less than the Fair Market Value of a share of Common Stock on the date of the grant; (iii) the aggregate Fair Market Value of the Common Stock (determined as of the date of the grant) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company) shall not exceed $100,000; (for purposes of this clause (iii), Incentive Stock Options will be taken into account in the order in which they are granted) and (iv) Incentive Stock Options may not be granted to a Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any Subsidiary, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such Incentive Stock Option is prohibited by its terms after the expiration of five (5) years from its date of grant. In the event that the Code is amended to alter the limitations set forth herein, the limitations of this Section 6(d) shall be automatically adjusted accordingly.

        (e)     Termination of Employment, Disability or Death.

                  (1)     Except as provided below or in an Agreement, a Stock Option may only be exercised while the Participant is employed by, or providing service to the Company as an employee, officer, member of the Board or independent consultant. Except as otherwise provided by the Committee, any Stock Options which are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Company shall terminate as of such date.

                  (2)     In the event the Participant ceases to be employed by, or provide service to, the Company on account of either (i) a termination for Cause by the Company or (ii) a voluntary termination by such Participant, any Stock Option held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide service to, the Company. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is or was employed by, or providing service to, the Company, or after the Participant's termination of employment or service, any Stock Option held by the Participant shall immediately terminate. In the event the Committee determines that the Participant has engaged in conduct that constitutes Cause, in addition to the immediate termination of all Stock Options, the Participant shall automatically forfeit all shares underlying any exercised portion of a Stock Option for which the Company has not yet delivered the share certificates, upon prompt refund by the Company of the Exercise Price paid by the Participant for such shares (subject to any right of setoff by the Company).

                  (3)     In the event the Participant ceases to be employed by, or provide service to, the Company because the Participant is Disabled, Retires or dies, any Stock Option which has been granted to the Participant shall immediately and fully vest and thereupon may be exercised by the Participant or his or her lawful administrator executor, heirs, or beneficiaries to the same extent as the Participant could have exercised it, but shall terminate unless exercised within a period not longer than three (3) years as determined by the Committee after the date on which the Participant becomes Disabled, Retires or dies, but in any event no later than the date of expiration of the Stock Option. [Changed by amendment as of September 14, 2007, effective immediately with respect to all Stock Options heretofore or hereafter granted under the Plan, subject to approval of the holders of outstanding Common Stock in accordance with applicable law.]

                  (4)     For purposes of this Section 6(e):

                            (A)     The term "Company" shall mean the Company and any Subsidiary or Affiliate.

                            (B)     "Disability" or "Disabled" shall mean a Participant's becoming totally and permanently disabled within the meaning of Section 22(e)(3) of the Code as evidenced by a written opinion of a competent physician provided to the Company prior to ninety (90) days after the termination of employment.

                            (C)     "Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Participant has breached any provision of his or her terms of employment or service contract with the Company, including without limitation covenants against competition, or has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

                            (D)     "Retirement" shall mean cessation of active employment with the Company on or after age 65 after having been in service to the Company for a minimum of three years. Retirement shall also mean the resignation of a Member of the Board who is not an employee of the Company, after at least three (3) years service as a member of the Board. [Changed by amendment as of September 14, 2007, effective immediately with respect to all Stock Options heretofore or hereafter granted under the Plan, subject to approval of the holders of outstanding Common Stock in accordance with applicable law.]

        (f)     Payment Upon Surrender of Stock Option. The Committee may, in its discretion upon such terms and conditions as and if it deems appropriate, accept the surrender by Participant of Participant's right to exercise a Stock Option, in whole or in part, and authorize a payment in consideration therefor of an amount equal to the difference obtained by subtracting the Exercise Price of the shares which are the subject of such surrendered Stock Option from the Fair Market Value of the shares which are the subject of such surrendered Stock Option on the date of such surrender (such amount not to be less than zero), such payment to be in cash or in Common Stock, as directed by the Participant and subject to approval of the Committee.

        (g)     Other Conditions. The Committee may attach such other terms and conditions to the grant, vesting, exercise, and sale of Stock Options and Common Stock purchased thereunder as it in its sole discretion, may decide, including without condition, terms and conditions applicable to Restricted Stock Awards.

7.     Stock Appreciation Rights. Stock Appreciation Rights shall provide a Participant with the right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised, over (ii) the Fair Market Value of such shares on the date of grant, or other specified valuation (which shall be no less than the Fair Market Value of such shares on the date of grant). Each Stock Appreciation Right shall expire no more than ten years from its date of grant, and shall be subject to such other terms and conditions as the Committee shall deem appropriate, including, without limitation, provisions for the forfeiture of the Stock Appreciation Right for some or no consideration upon termination of employment.

8.     Restricted Stock Awards. Restricted Stock Awards shall consist of Common Stock issued or transferred to Participants with or without other payments therefor as additional compensation for services to the Company or any Subsidiary or Affiliate. Restricted Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, voting restrictions or proxies restrictions on the sale or other disposition of such shares, individual or Company performance objectives, vesting or forfeiture provisions, and the right of the Company to reacquire such shares for some or no consideration upon termination of the Participant's employment within specified periods or prior to becoming vested. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by a Stock Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the Participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

9.     Performance Awards. Performance Awards shall provide a Participant with the right to receive a specified number of shares of Common Stock or cash at the end of a specified period. The Committee shall have complete discretion in determining the number, amount and timing of Performance Awards granted to each Participant. The Committee may condition the payment of Performance Awards upon the attainment of specific performance goals or such other terms and conditions as the Committee deems appropriate, including, without limitation, provisions for the forfeiture of such payment for some or no consideration upon termination of the Participant's employment prior to the end of a specified period and provisions pertaining to Restricted Stock Awards. Such performance goals should be set by the Committee within the time period prescribed by the Committee and shall otherwise comply with the requirements of Section 162(m) of the Code and the regulations thereunder.

10.     Adjustments to Awards. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, or in the event of any distribution to stockholders of other than a normal cash dividend, the Committee may in its sole discretion or, if required by the terms of an Agreement, shall make an equitable adjustment to the terms of any outstanding Awards including the Exercise Price and the number of shares of Common Stock that are subject to Awards, and such adjustment shall be final, conclusive and binding for all purposes of the Plan. Notwithstanding the foregoing, in the event of a Change in Control or Potential Change in Control (as such terms are defined in Section 11), the Committee shall apply the procedures set forth in Section 11 without regard to this Section 10.

11.     Change in Control.

        (a)     Effect. Upon the occurrence of either a Change in Control (as defined below) or a Potential Change in Control (as defined below), each outstanding Award shall become exercisable in full (if applicable, and whether or not then exercisable) and any forfeiture and vesting restrictions thereon shall lapse. Notwithstanding the foregoing, the acceleration of exercisability or lapse of restrictions with respect to Awards granted to any Participant subject to Section 16 of the Exchange Act which have been held by such Participant for less than six months and one day as of the date that such Change in Control or Potential Change in Control is determined to have occurred must be approved by the Committee or the Board. In addition, the Committee may, with the consent of a majority in interest of the class of Participants holding substantially similar Awards as determined in the sole discretion of the Committee, make any changes to Awards that it deems advisable and in the best interest of the Company and its shareholders. Furthermore, in its sole discretion, the Committee shall determine that, upon the occurrence of a Change in Control:

                (i)     Each outstanding Stock Option and Stock Appreciation Right shall terminate within a specified number of days after notice to the Participant thereunder, and each such Participant shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion; or

                (ii)     the successor or acquiring corporation or Person (as defined below) shall expressly assume the due and punctual observance and performance of each and every covenant of this Agreement to be performed by the Company and all obligations and liabilities hereunder so that when and if the options granted hereunder are exercised the successor or acquiring Person shall issue and/or pay the Participant such cash and/or property as it paid to the holders of the Common Stock as a result of the Change of Control.

        (b)     Change in Control. For purposes of this Plan, a Change in Control shall be deemed to have occurred if:

                  (1)     a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company;

                  (2)     the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, any employee benefit plan of the Company or any Subsidiary or Affiliate;

                  (3)     the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company; or

                  (4)     a Person shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).

        (c)     Potential Change in Control. For purposes of this Plan, a Potential Change in Control means the happening of any one of the following:

                 (1)     The approval by the shareholders of the Company of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b); or

                 (2)     The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) of securities of the Company representing 10% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

                           For purposes of this Section 11, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. Also for purposes of this Section 11, Person shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (1) the Company or any Subsidiary or Affiliate; (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary or Affiliate; (3) an underwriter temporarily holding securities pursuant to an offering of such securities; or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

12.     Transferability of Awards. Except as provided below, a Participant's rights under an Award may not be transferred or encumbered, except by will or by the laws of descent and distribution or, for any Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order (as defined under Section 414(p) the Code). The Committee may provide, in an Agreement for a Nonqualified Stock Option, for its transferability as a gift to immediate family members, one or more trusts for the benefit of immediate family members, or one or more partnerships of which immediate family members are the only partners, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

13.     Market Stand-Off.

          (a)     In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration, a Participant shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Common Stock without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters.

          (b)     A Participant shall be subject to the Market Stand-Off provided and only if the officers and directors of the Company are also subject to similar restrictions.

          (c)     In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to Common Stock until the end of the applicable stand-off period.

14.     Fair Market Value. If Common Stock is publicly traded, then the "Fair Market Value" per share shall be determined as follows: (1) if the principal trading market for the Common Stock is a national securities exchange or the NASDAQ National Market, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (2) if the Common Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Common Stock on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

15.     Withholding. All distributions made with respect to an Award shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. The Company may require a Participant to remit to it or to the subsidiary that employs a Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due to the Participant as the Company shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award by electing to have the Company withhold shares of Common Stock having a Fair Market Value that is not in excess of the amount of taxes that must be withheld.

16.     Shareholder Rights. A Participant shall not have any of the rights or privileges of a holder of Common Stock for any Common Stock that is subject to an Award, including any rights regarding voting or the payment of dividends (except as expressly provided under the terms of the Award), unless and until a certificate representing such Common Stock has been delivered to the Participant.

17.     Tenure. A Participant's right, if any, to continue to serve the Company or any Subsidiary or Affiliate as a director, officer, employee, consultant or advisor shall not be expanded or otherwise affected by his or her designation as a Participant.

18.     No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash shall be paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

19.     Conditions Upon Issuance of Shares. Common Stock shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or other stock trading system upon which the Common Stock may then be listed.

          As a condition to the exercise of an Award, the Company may require the person exercising such Award to make such representations and warranties at the time of any such exercise as the Company may at that time determine, including without limitation, representations and warranties that (i) the Common Stock is being purchased only for investment and without any present intention to sell or distribute such Common Stock in violation of applicable federal or state securities laws, and (ii) such person is knowledgeable and experienced in financial and business matters and is capable of evaluating the merits and the risks associated with purchasing the Common Stock.

20.     Right of Company to Terminate Employment or Consulting Services. This Plan shall not confer upon any holder of an Award or Common Stock issued or to be issued pursuant thereto any right with respect to continuation of employment by or the rendition of consulting services to the Company or any Subsidiary or Affiliate, nor shall it interfere in any way with his or her right or the Company's or any Subsidiary's or Affiliate's right to terminate his or her employment or services at any time, with or without cause, except as otherwise and only to the extent expressly set forth in an employment or consulting agreement with the Company or any Subsidiary or Affiliate.

21.     Non-Exclusivity of this Plan. The adoption of this Plan by the Board and shareholders of the Company shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

22.     Duration, Amendment and Termination. No Award may be granted more than ten years after the Effective Date (as described in Section 25). The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by shareholders of the Company where the amendment would (i) increase the total number of shares which may be issued under the Plan or (ii) increase the maximum number of shares which may be issued to any individual Participant under the Plan. No amendment or suspension of the Plan or an Award shall adversely affect in a material manner any right of any Participant with respect to any Award theretofore granted without such Participant's written consent or without the consent of a majority in interest of the class of Participants holding substantially similar Awards as determined in the sole discretion of the Committee.

23.     Governing Law. This Plan, Awards granted hereunder and actions taken in connection with the Plan shall be governed by the laws of the State of Connecticut regardless of the law that might otherwise apply under applicable principles of conflicts of laws.

24.     Shareholder Approval; Effective Date of Plan. The Plan initially was adopted by the Board on September 9, 2005 and approved by the holders of the Company's outstanding Common Stock on October 14, 2005. The Board adopted an amendment to Subsection 5(e)(3) and 4(D) of the Plan on September 14, 2007, which is subject to approval by the holders of the Company's outstanding Common Stock in accordance with applicable law. [If such amendment to the Plan is not so approved within twelve (12) months after the date the aforesaid amendment to the Plan was adopted by the Board, such amendment shall be of no force and effect.]

25.     Term of Plan. No Award shall be granted pursuant to the Plan on or after September 9, 2015, but Awards granted prior to that date may extend beyond that date.

PROXY

FLIGHT SAFETY TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
MEETING OF STOCKHOLDERS
NOVEMBER 9, 2007

The stockholders hereby appoint William B. Cotton and Samuel A. Kovnat, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Flight Safety Technologies, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., EST, on November 9, 2007, at the Mystic Marriot Hotel and Spa, 625 North Road, Groton, Connecticut 06340, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

Please sign exactly as name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associates, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

The Board of Directors recommends a vote "FOR" all items.
				For	Against	Abstain
	For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
1. To elect as Directors of Flight Safety Technologies, Inc. the nominees listed below:	☐	☐	☐
01) William B. Cotton 02) Joseph J. Luca 03) Neal Fine	04) Kenneth S. Wood 05) James A. Schwartz 06) Wes Cummins

For	Against	Abstain
2.	To amend the Company's 2005 Stock Incentive Plan to extend the termination date of options upon retirement of an employee or resignation of a director.	☐	☐	☐
3.	Ratification of independent accountants.	☐	☐	☐
4.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting             Yes     ☐      No     ☐

Signature(s)

Date